UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

LIGHTLAKE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-139915	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

86 Gloucester Place, Ground Floor Suite, London, England W1U 6HP

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 44 (0) 203 617 8739

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On October 30, 2013, Lightlake Therapeutics Inc. (the “Company”) dismissed Messineo & Co., CPAs, LLC (“Messineo”), a registered public accounting firm, as the Company’s independent registered public accounting firm. On the same date, the Board of Directors of the Company approved the dismissal.

Messineo was the independent registered public accounting firm for the Company from April of 2013 until October 30, 2013. The report of Messineo dated October 23, 2013 on the Company’s balance sheet as of July 31, 2013 and 2012, and the related statement of operations, shareholders’ deficit and cash flows for the years ended July 31, 2013 and 2012, and from June 30, 2010 (inception) through July 31, 2013 (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Messineo, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, except that both such reports raised substantial doubts on the Company’s ability to continue as a going concern. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Messineo served as the Company’s independent registered public accounting firm.

During the fiscal years ended July 31, 2013 and 2012 and through Messineo’s dismissal on October 30, 2013, there were (1) no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Messineo, would have caused Messineo to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Messineo with a copy of this disclosure on November 1, 2013, providing Messineo with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of Messineo’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision, to approve Messineo’s dismissal as the Company’s independent registered public accounting firm, the Company’s Board of Directors appointed Malone Bailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm.

During the fiscal years ended July 31, 2013 and 2012 and through the date hereof, neither the Company nor anyone acting on its behalf consulted MaloneBailey with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that MaloneBailey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Messineo & Co., CPAs, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightlake Therapeutics Inc.

By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal
Title: President and Chief Executive Officer
Dated: November 1, 2013